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                                                                   EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  We consent to the reference to our firm under the caption, "Selected Consolidated Financial Data" in the Annual Report (Form 10-K) for the year ended December 31, 1997 of Citrix Systems, Inc. and to the incorporation by reference in the Registration Statement (Form S-8 No. 33-80201) pertaining to the 1995 Stock Plan, the 1995 Non-Employee Director Stock Option Plan and the 1995 Employee Stock Purchase Plan and Registration Statement (Form S-8 No. 333-2030) pertaining to the 1989 Stock Option Plan of Citrix Systems, Inc. of our report dated January 14, 1998 (except for the second paragraph of Note 18, the third paragraph of Note 16, the first paragraph of Note 18 and the third paragraph of Note 18, as to which the dates are January 8, 1998, January 25, 1998, February 5, 1998 and February 25, 1998, respectively) with respect to the consolidated financial statements and schedule of Citrix Systems, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.

                                          /s/ Ernst & Young LLP

West Palm Beach, Florida
March 25, 1998